Exhibit 16.1

Crowe Horwath LLP
Independent Member Crowe Horwath International

488 Madison Avenue, Floor 3
New York, New York 10022-5722
Tel 212.572.5500
Fax 212.572.5572
www.crowehorwath.com

February 9, 2015

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re:	Corporate Resource Services, Inc.
Commission File Number 1-36060

Ladies and gentlemen:

We have read the comments made regarding us in Item 4.02 of Form 8-K of Corporate Resource Services dated February 6, 2015, as contained in the third, fourth and fifth paragraphs of Item 4.02, and are in agreement with those statements .

Sincerely,

Crowe Horwath LLP
New York, New York